UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0701774
(state or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1500 W. Parkwood Ave, Suite 400 Friendswood, Texas	77546
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	Nasdaq Texas, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which the form relates: 333-232369
Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by Castle Biosciences, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the dual listing of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with Nasdaq Texas, LLC (“Nasdaq Texas”). The Company’s Common Stock is currently listed on The Nasdaq Global Market under the stock symbol “CSTL.”

Item 1.    Description of Registrant’s Securities to be Registered

The description of common stock to which this Form 8-A relates, as may be amended from time to time, contained in Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 10, 2020, is incorporated herein by reference.
The Company expects the listing and trading of the Common Stock on Nasdaq Texas to commence on August 17, 2026, under the symbol “CSTL”.

Item 2.    Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Company are registered on Nasdaq Texas and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CASTLE BIOSCIENCES, INC.

Date: August 14, 2026	By:	/s/ Derek J. Maetzold
Derek J. Maetzold
President and Chief Executive Officer